                                                                       EXHIBIT 1


                          STANDBY PURCHASE AGREEMENT


             STANDBY PURCHASE AGREEMENT (this "Agreement") dated as of June 6, 1996, by and among HURCO COMPANIES, INC., an Indiana corporation (the "Company"), BRYNWOOD PARTNERS II L.P., a Delaware limited partnership ("Brynwood II"), Hendrik J. Hartong, Jr. ("Hartong") and Richard T. Niner ("Niner," and together with Brynwood II and Hartong, the "Standby Purchasers").

                              W I T N E S S E T H:
                              -------------------

             WHEREAS, the Company proposes, as soon as practicable after the Rights Offering Registration Statement, as defined herein, becomes effective, to distribute to holders of its common stock (the "Common Stock") of record as of the close of business on June 5, 1996 (the "Record Date"), non-transferable rights (the "Rights") to subscribe for and purchase up to an aggregate of 1,085,296 additional shares of Common Stock (the "New
   Shares") at a subscription price (the "Subscription Price") of $4.63 per share (the "Rights Offering"); and

             WHEREAS, pursuant to the Rights Offering, stockholders of record will receive .20 of a Right for each share of Common Stock held by them as of the Record Date, and each whole Right will entitle the holder to purchase one New Share of Common Stock at the Subscription Price (the "Basic Subscription Privilege"); and

             WHEREAS, each Right will also carry the right (the
   "Oversubscription Privilege") to subscribe at the Subscription Price for additional New Shares that are not otherwise purchased by stockholders through the exercise of the Basic Subscription Privilege; and

             WHEREAS, the Company desires to assure the sale of at least 604,752 of the New Shares in order to realize proceeds of not less than $2,800,000 as a result of the Rights Offering (the "Minimum Proceeds"); and

             WHEREAS, Brynwood Partners Limited Partnership ("Brynwood I"), the owner of 1,390,001 shares (or approximately 25.6% of the outstanding shares) of the Common Stock, has advised the Company that, due to liquidity limitations, it will not be able to exercise any of its Rights; and

             WHEREAS, in lieu thereof, and to assist the Company in its efforts to assure realization of the Minimum Proceeds, Brynwood II, an affiliate of Brynwood I, has offered to purchase from the Company and the Company is willing to sell to Brynwood II, at the Subscription Price, all of the 278,001 New Shares that otherwise would have been available for purchase by Brynwood I pursuant to its Basic Subscription Privilege; and

             WHEREAS, in order to further assure that the Company will realize the Minimum Proceeds from the Rights Offering, the Company has requested the Standby Purchasers to agree to purchase from the Company upon expiration of the Rights Offering, and the Standby Purchasers are willing to so purchase, up to 326,751 New Shares, at the Subscription Price, to the extent such New Shares are not purchased by stockholders pursuant to the exercise of Rights, including the Oversubscription Privilege; and

             WHEREAS, in order to induce the Standby Purchasers to enter into this Agreement, the Company has agreed to grant the Standby Purchasers registration rights with respect to the New Shares purchased by them pursuant to this Agreement;

             NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

             Section 1.  Certain Other Definitions.  The following terms used
                         -------------------------
   herein shall have the meanings set forth below:

             "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of Indiana.

             "Closing" shall mean the closing of the purchases described in
   Section 2 hereof, which shall be held at 10 a.m. on the Closing Date at the offices of Baker & Daniels, or such other time and place as may be agreed to by the parties hereto.

             "Closing Date" shall mean the date that is three business days after the Rights Offering Expiration Date, or such other date as may be agreed to by the parties hereto.

             "Commission" shall mean the United States Securities and Exchange Commission, or any successor agency thereto.

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             "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

             "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

             "Person" shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

             "Prospectus" shall mean a prospectus, as defined in Section 2(10) of the Securities Act, that meets the requirements of Section 10 of the Securities Act and is current with respect to the securities covered thereby.

             "Rights Offering Expiration Date" shall mean the date on which the subscription period (as the same may be extended for up to thirty (30) days by the Company at the request or with the consent of the Standby Purchasers) under the Rights Offering expires.

             "Rights Offering Prospectus" shall mean the final Prospectus included in the Rights Offering Registration Statement for use in connection with the issuance of the Rights.

             "Rights Offering Registration Statement" shall mean the Company's Registration Statement on Form S-3 under the Securities Act or such other appropriate form under the Securities Act, pursuant to which the Rights and underlying shares of Common Stock will be registered pursuant to the Securities Act.

             "Securities" shall mean those of the New Shares that are purchased by the Standby Purchasers pursuant to Section 2 hereof.

             "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

             Section 2.  Standby Purchase Commitment.
                         ---------------------------

             (a) Brynwood II hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Brynwood II, at the Subscription Price, all of the 278,001 New Shares that

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   otherwise would have been available for purchase by Brynwood I pursuant to its Basic Subscription Privilege.

             (b) The Standby Purchasers hereby agree to purchase from the Company, and the Company hereby agrees to sell to the Standby Purchasers, at the Subscription Price, up to 326,751 New Shares if and to the extent such shares are not purchased by stockholders pursuant to the exercise of Rights, including the Oversubscription Privilege. It is understood and agreed that, if and to the extent that the Standby Purchasers are required to purchase New Shares pursuant to this subsection (b), such New Shares shall be so purchased by each of the Standby Purchasers, severally and not jointly, as nearly as may be practicable in equal proportionate amounts.

             (c) Payment of the Subscription Price for the Securities shall be made, on the Closing Date, against delivery of certificates evidencing the Securities, in United States dollars by means of certified or cashier's checks, bank drafts, money orders or wire transfers.

             Section 3.  Representations and Warranties.
                         ------------------------------

             (a) The Company represents and warrants to the Standby Purchasers as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

                  (i) At the time the Rights Offering Registration Statement becomes effective, the Rights Offering Registration Statement will comply in all material respects with the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Rights Offering Registration Statement becomes effective and at the Closing Date, will not include an untrue statement or a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties
                    --------  -------
        in this subsection shall not apply to statements in or omissions from the Rights Offering Registration Statement or the Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by the Standby Purchasers for use in the Rights Offering Registration Statement or in the Prospectus.

             (ii) The documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, when they became effective or at the time they were filed with the Commission, as the case may be, complied in all material respects with the applicable provisions of the Exchange Act.

             (iii) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

             (b) Each Standby Purchaser, severally and not jointly, represents and warrants to the Company, as to itself only, as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

                  (i) In the case of Brynwood II, this Agreement has been duly and validly authorized, executed and delivered by Brynwood II and constitutes a binding obligation of Brynwood II enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (ii) In the case of each of the other Standby Purchasers, such Standby Purchaser has the legal capacity to enter into, execute and deliver this Agreement and this Agreement constitutes a binding obligation of such Standby Purchaser enforceable against him in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (iii) Such Standby Purchaser will not sell or otherwise transfer any of the Securities (or any interest thereon) except in compliance with the registration requirements and Prospectus delivery provisions of the Securities Act or an applicable exemption therefrom.


             Section 4.  Deliveries at Closing.
                         ---------------------

             (a)(i) At the Closing, the Company shall deliver to each of the Standby Purchasers the following:

                  (A) A certificate or certificates representing the number of shares of Common Stock issued to each of the Standby Purchasers pursuant to Section 2 hereof; and

                  (B) A certificate of an officer of the Company to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

             (b)(i) At the Closing, each of the Standby Purchasers shall deliver to the Company the following:

                  (A) Payment of the Subscription Price of the Securities purchased by such Standby Purchaser, as set forth in Section 2(c) hereof; and

                  (B) A certificate of such Standby Purchaser to the effect that the representations and warranties of such Standby Purchaser contained in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

             Section 5.  Registration Rights.
                         -------------------

             (a)   Demand Rights.  If, in connection with a proposed offer for
                   -------------
   sale, sale or other disposition of Securities by a Standby Purchaser, delivery of a Prospectus would be required under the Securities Act, then, upon the written request of such Standby Purchaser, the Company will take such action, including, if necessary, the filing of a

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   registration statement under the Securities Act or a Post-Effective Amendment to the Rights Offering Registration Statement and the use of its best efforts to cause the same to become effective under the Securities Act, as may be necessary and appropriate to make available, and shall furnish to such
   Standby Purchaser such number of copies as such Standby Purchaser reasonably may request of, a Prospectus that will permit such Standby Purchaser to effectuate the offer for sale and sale, or other disposition, of the Securities that are the subject matter of such request in accordance with, and for the duration of the period of time contemplated by, the intended method of distribution specified in such request; provided, however, that the
                                                     --------  -------
   Company shall be obligated to take such actions in respect such requests on no more than two (2) occasions.

             (b)   "Piggy-back" Rights.  (i)  If the Company at any time
                   -------------------
   proposes to file on its behalf and/or on behalf of any of its security holders, including any of the Standby Purchasers, a registration statement under the Securities Act on any form (other than a registration statement on Form S-8 or any successor form thereto) for the general registration of shares of its Common Stock for offering and sale for cash, it will give to the Standby Purchasers written notice thereof at least 20 days before the initial filing of such registration statement, which notice shall set forth an offer to each of the Standby Purchasers to include within the coverage of such registration statement such amount of the Securities then owned by such Standby Purchaser as such Standby Purchaser may request.

             (ii) Each Standby Purchaser desiring to have Securities included within the coverage of a registration statement pursuant to this Section 5(b) shall so advise the Company in writing within ten days after the receipt of the notice specified in clause (i) of this Section 5(b), setting forth the amount of such Securities for which inclusion is requested. The Company shall thereupon include in such filing the amount of Securities for which inclusion is so requested and shall use its best efforts to effect registration under the Securities Act of such Securities. Notwithstanding the foregoing, if the registration statement that is the subject of the Company's notice pursuant to clause (i) of this Section 5(b) relates to a proposed underwritten offering of Common Stock for the account of the Company and the managing underwriter of such offering shall advise the Company in writing that, in its opinion, the distribution of the Securities requested to be included in the registration

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   statement by the Standby Purchasers would materially adversely affect the offering and sale of Common Stock by the underwriters for the account of the Company, then the Standby Purchasers shall reduce, pro rata, the amount of
                                                      --- ----
   Securities requested to be included by them within the coverage of such registration statement or, if so requested by the Company, based upon the recommendation of the managing underwriter, shall defer the offering and sale of such Securities for a period of up to 90 days following the consummation of the offering and sale of shares by the Company.

             (c) Required Information.  It shall be a condition precedent to the
                 --------------------
   obligation of the Company to take any action pursuant to this Section 5 in respect of the securities which are to be registered at the request of any holder of Securities that such holder shall furnish to the Company such information regarding the securities held by such holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

             (d) Updating of Disclosure.  Whenever Securities owned by a Standby
                 ----------------------
   Purchaser are included within the coverage of a Prospectus pursuant to the provisions of either paragraph (a) or paragraph (b) of this Section 5, the Company shall take such action as reasonably may be required to cause the information contained in such Prospectus to remain current for so long as may be necessary to enable such Standby Purchaser to complete the sale of such Securities in accordance with the plan of distribution set forth in such Prospectus; provided, however, that if for any reason the Company is
               --------  -------
   ineligible to use Form S-3 for registration of such Securities at the date of such Prospectus, the Company shall not be obligated to keep such Prospectus current for more than a maximum period of ninety (90) days.

             (e)   Expenses.  All expenses incurred by the Company in complying
                   --------
   with this Section 5, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company and expenses of complying with applicable securities or blue sky laws of the several states in which the Securities may be offered for sale or sold, as well as the fees and disbursements of counsel for the Standby Purchasers, shall be borne by the Company. Any underwriting discounts or commissions relating to the sale of Securities by the Standby Purchasers shall be borne by the Standby Purchasers.

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             Section 6.  Indemnification and Contribution.
                         --------------------------------

             (a) In the event of any registration of any Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless such Standby Purchasers and each other Person (including each underwriter) who participated in the offering of such Securities and each other Person, if any, who controls such Standby Purchaser or such participating Person within the meaning of the Securities Act (all such Persons being hereinafter referred to, collectively, as the "Standby Indemnified Persons"), against any losses, claims, damages or liabilities, joint or several, to which any of the Standby Indemnified Persons may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Standby Indemnified Person for any legal or any other expenses reasonably incurred by such Standby Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided,
                                                                   --------
   however, that the Company shall not be liable in any such case to any Standby
   -------
   Independent Person to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Standby Indemnified Person specifically for use therein or (in the case of any registration pursuant to Section 5(a) hereof so furnished for such purposes by any underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Standby Indemnified Person, and shall survive the transfer of such Securities by such Standby Indemnified Person.

             (b) Each Standby Purchaser by acceptance thereof, agrees to indemnify and hold harmless the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act (all such Persons being hereinafter referred to, collectively,

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   as the "Company Indemnified Persons," and together with the Standby
   Indemnified Persons, the "Indemnified Persons") against any losses, claims, damages or liabilities, joint or several, to which any of the Company Indemnified Persons may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to the Company by such Standby Purchaser specifically for use in any registration statement under which Securities were registered under the Securities Act at the request of such Standby Purchaser, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.

             (c)(i) If the indemnification provided for in this Section 6 is unavailable to an Indemnified Person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Person in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the Indemnified Persons, and their relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

             (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

             Section 7.  Selection of Managing Underwriters.  The managing
                         ----------------------------------
   underwriter or underwriters for any underwritten offering of Securities on behalf of the Standby Purchasers pursuant to Section 5 hereof shall be selected by the Standby Purchasers, subject to the reasonable approval of the Company.

             Section 8.  Notices.  All notices, communications and deliveries
                         -------
   required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made
   (i) on the date delivered if delivered by telecopy or in person, (ii) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (iii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

             (a)   if to any of the Standby Purchasers, at:

             c/o Brynwood Partners II L.P.
             Two Soundview Drive
             Greenwich, Connecticut  06836
             Attention: Mr. Richard T. Niner
             Telecopy No.: (203) 622-0559

             (b)   if to the Company, at:

             Hurco Companies, Inc.
             One Technology Way
             Indianapolis, Indiana  46268
             Attention: Mr. Roger Wolf
             Telecopy No.: (317) 328-2811

             with copies, in the case of (a) or (b) to:

             Weil, Gotshal & Manges LLP
             767 Fifth Avenue
             New York, New York  10153
             Attention: Stephen H. Cooper, Esq.
             Telecopy No.: (212) 310-8007

   or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing. If notice is given pursuant to this Section 8 of any assignment to a permitted successor or assign of a party hereto, the notice shall be given as set forth above to such successor or assign of such party.

             Section 9.  Secretary to Retain Copy.  A copy of this Agreement
                         ------------------------
   shall be filed with the Secretary of the Company, and the Secretary shall make it available to any holder requesting it at all reasonable times during normal business hours.

             Section 10.  Assignment.  This Agreement will be binding upon, and
                          ----------
   will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns, including any person to whom Securities are transferred in accordance herewith.

             Section 11.  Entire Agreement.  This Agreement embodies the entire
                          ----------------
   agreement and understanding between the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein, with respect to the standby purchase commitments or the registration rights granted by the Company with respect to the Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

             Section 12.  Governing Law.  This Agreement shall be governed by
                          -------------
   and construed in accordance with the internal laws of the State of Indiana (other than its rules of conflicts of laws to the extent the application of the laws of another jurisdiction would be required thereby).

             Section 13.  Severability.  If any provision of this Agreement or
                          ------------
   the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

             Section 14.  Extension or Modification of Rights Offering.  Without
                          --------------------------------------------
   the prior written consent of the Standby Purchasers, the Company will not permit the Rights Offering Expiration Date to be extended or any of the other terms or conditions of the Rights, the New Shares, the Subscription Agency Agreement, dated as of the date hereof, between the Company and State
   Street Bank and Trust Company, as subscription agent, or the offering of the New Shares for subscription as described in the Rights Offering Prospectus to be amended, modified or terminated in any material respect, except that, without such consent, the Company may (i) waive irregularities in the manner of exercise of the Rights, and (ii) waive conditions relating to the method (but not the timing) of the exercise of the Rights to the extent that such waiver does not materially adversely affect the interests of the Standby Purchasers. At the request of the Standby Purchasers, the Company will extend the Rights Offering Expiration Date, but in no event shall any such extension
   (i) be made other than with the consent or at the request of the Standby Purchasers or (ii) postpone the Rights Offering Expiration Date to a date more than thirty (30) days later than the date set forth in the Rights Offering Prospectus.

             Section 15.  Miscellaneous.
                          -------------

             (a) The Company shall not after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to holders of Securities in this Agreement; provided, however, that the Company shall be permitted to enter into
   --------  -------
   registration rights agreements after the date of this Agreement.

             (b) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

             (c) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

             IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                                  HURCO COMPANIES, INC.


                                  By: /s/ Roger Wolf
                                     -------------------------------
                                      Name:  Roger Wolf
                                      Title: Senior Vice President
                                               and Treasurer


                                  BRYNWOOD PARTNERS II L.P.


                                  By:  Brynwood Management II
                                          (its general partner)



                                  By: /s/ Richard T. Niner
                                     -------------------------------
                                      Name:  Richard T. Niner
                                      Title: General Partner


                                     /s/ Hendrik J. Hartong, Jr.
                                     -------------------------------
                                     Hendrik J. Hartong, Jr.


                                     /s/ Richard T. Niner
                                     -------------------------------
                                     Richard T. Niner